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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94739) pertaining to the TDY 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-91781) pertaining to the TDY Executive Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-91785) pertaining to Teledyne 401(k) Plan, Registration Statement (Form S-8 No. 333-91787) pertaining to TDY Stock Purchase Plan, Registration Statement (Form S-8 No. 333-91791) pertaining to TDY Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-46630) pertaining to the TDY 1999 Incentive Plan and in the Registration Statement (Form S-8 No. 333-33878) pertaining to the TDY 401(k) Plan of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated included in the Annual Report (Form 10-K) for the year ended December 30, 2001.

                                          /s/ Ernst & Young LLP

Los Angeles, California
March 18, 2002